Exhibit 99.5

GRIFFIN-AMERICAN HEALTHCARE REIT II

P.O. BOX 55909
BOSTON, MA 02205-5909

Your Proxy Vote is Important!

Vote by Internet

https://www.2voteproxy.com/hcreit2 Have this form available when you visit the secure voting site and follow the simple instructions. You may elect to receive an email confirmation of your vote.

Vote by Telephone

1 (800) 830-3542 Call toll free on a touch-tone phone, 24 hours a day, seven days a week. Have this form available when you call and follow the simple instructions.

Vote by Mail or by Fax

Mark, date and sign this proxy card and mail promptly in the envelope provided. Please ensure the address below shows through the window of the enclosed postage-paid return envelope.

Fax your vote to **1 (781) 633-4036.** Do not return the proxy card if you vote by Internet, by telephone, or by fax.

PROXY TABULATOR
P.O. BOX 55909
BOSTON, MA 02205-9100

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD _________ __, 2014

The undersigned stockholder of Griffin-American Healthcare REIT II, Inc., a Maryland corporation, hereby appoints Jeffrey T. Hanson and Cora Lo, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2014 Special Meeting of Stockholders of Griffin-American Healthcare REIT II, Inc. to be held on ________ __, 2014 at xx:xx a.m. local time, at ____, and any and all adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Griffin-American Healthcare REIT II, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2014 Special Meeting of Stockholders or any adjournments or postponements thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, matters incident to the conduct of the meeting or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any or all of the proposals referenced herein.

All proxies, whether authorized by Internet, telephone, or fax must be received no later than 11:59 p.m., Eastern Standard Time, on ___________ __, 2014 to be included in the voting results. Proxies sent by mail must be received no later than ____________ __, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on ________ __, 2014

The proxy statement and annual report to stockholders are available at **https://www.2voteproxy.com/hcreit2**
You may obtain directions to attend the 2014 Special Meeting of Stockholders of Griffin-American Healthcare REIT II, Inc. by calling 1 (949) 270-9217.

Note: When shares are held by joint tenants or tenants-in-common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature(s) ____

Signature(s) ____

Date________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE **FOR** THE PROPOSAL TO APPROVE THE PARENT MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND **FOR** THE PROPOSAL TO ADJOURN THE GRIFFIN-AMERICAN SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE THE PARENT MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

Please mark box as shown in this example. ☒

	FOR	AGAINST	ABSTAIN
1. To consider and vote upon a proposal to approve the merger of Griffin-American Healthcare REIT II, Inc., a Maryland corporation (“Griffin-American”), with and into NRF Healthcare Subsidiary, LLC, a Delaware limited liability company (“Merger Sub”) and a direct wholly owned subsidiary of NorthStar Realty Finance Corp., a Maryland corporation (“NorthStar”), with Merger Sub as the surviving entity (the “parent merger”) pursuant to the Agreement and Plan of Merger dated as of August 5, 2014, as it may be amended from time to time (the “merger agreement”), by and among NorthStar, Merger Sub, NRF OP Healthcare Subsidiary, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Merger Sub, Griffin-American and Griffin-American Healthcare REIT II Holdings, LP, a Delaware limited partnership, and the other transactions contemplated by the merger agreement; and	☐	☐	☐
2. To consider and vote on a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the parent merger and the other transactions contemplated by the merger agreement.	☐	☐	☐